EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-223510 on Form S-6 of our report dated March 14, 2018, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 20, comprising Global Sustainable Solutions 2018 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2018